EXHIBIT INDEX

(k)       Consent and Opinion of Counsel is filed electronically herewith.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)    Calculations of Illustrations for V2D-NY.

(m)(2)    Calculations of Illustrations for Succession Select-New York.

(n)(1)    Consent of Independent Auditors for V2D-NY dated April 25, 2003.

(n)(2) Consent of Independent Auditors for Succession Select-NY dated April 25, 2003.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated April 17, 2003.